UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 18, 2018

Date of Report

TAPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37939	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 West Forsyth Street, Suite 200 Jacksonville, FL		32202
(Address of principal executive offices)		(Zip Code)

904-516-5436
(Issuer's telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Common Stock Purchase Agreement

On May 18, 2018, TapImmune Inc. (the “Company”) closed on the previously announced sale of 1,300,000 shares of common stock for $2.40 per share pursuant to a Common Stock Purchase Agreement with an existing accredited investor in a private placement under Rule 506 of Regulation D pursuant to the terms of a Common Stock Purchase Agreement (the “Purchase Agreement”). Aggregate gross proceeds were approximately $3.1 million.

The foregoing summary is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which have been filed as an exhibit to the Form 10-Q filed with the SEC on May 15, 2018 and incorporated herein by reference.

Exercise of Warrants Held by Existing Institutional Investors

Also on May 18, 2018, TapImmune and certain existing institutional investors, who are holders of various warrants to purchase shares of Company common stock, closed on the previously announced Warrant Exercise Agreements (collectively the “Warrant Exercise Agreements”) in which the Company agreed to reduce the exercise price for a portion of the investors’ previously purchased Series C, Series D, Series E and Series F warrants from $6.00, $9.00, $15.00 and $7.20, respectively per share to $2.50 per share, provided that the investors exercise such warrants for cash immediately, which they did, for 782,506 shares and aggregate proceeds of approximately $2.0 million. The shares of common stock underlying the exercised warrants are registered for resale under the Form S-3 Registration Statement (File no. 333-220538) declared effective by the SEC on December 29, 2017.

The foregoing is a summary of the terms the Warrant Exercise Agreements and does not purport to be complete. The foregoing summary is qualified in its entirety by reference to the full text of the Warrant Exercise Agreements, copies of which were filed as exhibits to the Form 10-Q filed with the SEC on May 15, 2018 and incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The information provided in Item 1.01 under the caption Common Stock Purchase Agreement and Exercise of Warrants Held by Existing Institutional Investors is incorporated by reference into this Item 3.02.

The securities were sold in reliance upon exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”) and Rule 506 promulgated thereunder.  In determining that the issuance of the securities qualified for an exemption under Section 4(a)(2) and Rule 506, the Company relied on the following facts: (i) all of the purchasers were accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act, (ii) the Company did not use any form of general solicitation or advertising to offer the Units; and (iii) the investment intent of the purchasers.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits
10.1	Common Stock Purchase Agreement*

10.2	Warrant Exercise Agreement*

10.3	Warrant Exercise Agreement*

10.4	Warrant Exercise Agreement*

10.5	Warrant Exercise Agreement*

* Incorporated by reference to Form 10-Q filed on May 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPIMMUNE INC.

Date: May 18, 2018	By:	/s/ Michael Loiacono
	Name:	Michael Loiacono
	Title:	Chief Financial Officer